Exhibit 99.1

For Additional Information Contact:
Charles A. Caswell,	Robin S. Leslie
Chief Financial Officer	Investor Relations
(704) 688-1112	(704) 688-4505
FOR IMMEDIATE RELEASE
April 24, 2006
First Charter Reports 11% Increase in First Quarter Net Income
Margin Expansion, Fee Income Growth and
Strong Credit Quality
Drive Results
First Quarter 2006 Highlights — Compared to First Quarter 2005:
•	Net Income Rises 11% to $11.4 Million.

•	Net Interest Margin Improves 34 Basis Points to 3.40%.

•	Noninterest Income Grows 15% on Higher Insurance, Mortgage and Deposit Revenues.

•	Commercial and Consumer Loan Average Balances Grow $284.8 Million, or 14%.

•	Strong Money Market and Noninterest Bearing Deposit Growth Drive $160.7 Million, or 12%, Increase in Core Deposit Average Balances.
Additional First Quarter 2006 Highlights
•	Strong Credit Quality Continues, Annualized Net Charge-offs 0.10% of Average Loans.

•	Raleigh Presence Expands With Three Additional Financial Centers; Balance Sheet Growth Exceeds Expectations.

•	Customer Satisfaction Scores Hit New High — 86% “Very Satisfied” With First Charter.

CHARLOTTE, North Carolina – First Charter Corporation (NASDAQ: FCTR) today reported that 2006 first quarter net income increased 11 percent to $11.4 million from $10.3 million in the same quarter a year ago. On a fully diluted per share basis, net income increased to $0.37 from $0.34 a year ago. The improved performance was driven largely by an improved net interest margin, increased fee-based revenues and strong credit quality.
Return on average assets and return on average equity were 1.10 percent and 14.12 percent, respectively, for the first quarter of 2006, compared to 0.94 percent and 13.21 percent for the first quarter of 2005.
“We are very pleased with our overall performance in the first quarter,” said Bob James, President & CEO of First Charter Corporation. “The improvement in our net interest margin and net income confirms that the actions taken late last year are paying dividends for our shareholders.”
Financial Highlights

	For the Three Months
(Dollars in thousands,	Ended March 31		Increase (Decrease)
except per share data)	2006	2005	Amount	Percentage
Earnings
Total revenues (1)	$50,331	$46,388	$3,943	8.50%
Net income	11,444	10,309	1,135	11.01
Diluted earnings per share	0.37	0.34	0.03	8.82

Financial Ratios
Return on average assets	1.10%	0.94%
Return on average equity	14.12	13.21
Efficiency-taxable equivalent ratio (2)	61.89	61.41

Average Balance Sheet
Loans, net	$2,945,908	$2,551,876	$394,032	15.44%
Securities	914,759	1,560,874	(646,114)	(41.39)
Total assets	4,203,273	4,439,768	(236,495)	(5.33)
Total deposits	2,785,633	2,629,795	155,838	5.93
Other borrowings	1,049,529	1,443,909	(394,380)	(27.31)
Shareholders’ equity	328,763	316,476	12,287	3.88

Asset Quality Ratios (3)
Past due loans over 30 days as a percentage of loans	0.24%	0.51%
Allowance for loan losses as a percentage of loans	0.98	1.02
Allowance for loan losses as a percentage of nonaccrual loans	320.32	296.09
Net charge-offs as a percentage of average loans-annualized	0.10	0.21

(1)	Net interest income plus noninterest income.

(2)	Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

(3)	Ratios exclude loans held for sale.
Double Digit Loan Growth
First Charter achieved strong loan growth over the past year. Total loan average balances increased $394.0 million, or 15 percent, to $2.95 billion compared to the same quarter a year ago. Commercial and construction loan average balances contributed $226.8 million of the increase, growing at a rate of 17 percent. Consumer loan average balances grew $58.0 million, or 7 percent. Mortgage loan average balances increased $109.2 million, or 23 percent. The mortgage loan growth includes $73.3 million in average balances attributable to first quarter 2005 loan purchases.
Compared to the fourth quarter of 2005, total loans grew $65.2 million, or 9.1 percent annualized, on the strength of $85 million of commercial loan growth. Most of the loan growth occurred in the second half of the quarter as total loan average balances were up only $15.2 million, or 2.1 percent annualized. Both consumer and mortgage loans declined in the quarter, with period end balances falling $12.5 and $7.8 million respectively. The decline in mortgage loan balances is due, in part, to normal loan amortization and First Charter’s strategy of selling most of its new mortgage production in the secondary market.
“We began to see significant net loan growth in the second half of the quarter,” said Bob James. “Commercial loan origination was steady throughout the quarter; our growth challenge was that we had several large loan prepayments during January and February. The consumer lending environment is difficult given higher interest rates and the difference between home equity and home mortgage loan yields.”
Core Deposit Balances Build
First Charter continues to focus on building core deposits (money market, demand and savings accounts). Core deposit average balances increased $160.7 million, or 12 percent, compared to the first quarter of 2005. The increase was driven by a $103.6 million, or 22 percent, increase in money market average balances and a $39.9 million, or 11 percent, increase in noninterest bearing demand deposit average balances. Additionally, the average balances for the segment of commercial deposits that get swept into non-deposit repurchase agreements and corporate commercial paper (retail borrowed funds) grew by $18.7 million, or 17 percent.
Retail certificate of deposit (CD) average balances declined $75.7 million compared with the first quarter of 2005. The decline was largely due to First Charter’s efforts to improve its net interest margin by refraining from aggressively repricing a large concentration of maturing CDs that were attracted by premium pricing in the fall of 2004. First Charter also elected not to unprofitably bid on $40 million in municipal deposit renewals in the first quarter of 2006.
Compared to the fourth quarter of 2005 core deposit average balances decreased $10.4 million, or less than one percent, as growth in NOW account balances was more than offset by slightly lower money market and non-interest bearing demand average deposit balances. Measured from December 31, 2005 to March 31, 2006, core deposit balances, however, rose $32.4 million, or 9.0 percent annualized. “First Charter has historically experienced slower core deposit growth during the first calendar quarter of the year,” said Bob James. “We experience some seasonality in our deposit base with non-interest bearing deposit balances generally declining during the first two months of the year before rebounding late in the first quarter. This past quarter was no different. We remain committed and focused on growing core deposits in 2006.”
Net Interest Margin Continues to Expand
The net interest margin on a tax equivalent basis increased 34 basis points to 3.40 percent in the first quarter of 2006 from 3.06 percent for the first quarter of 2005 and represents a 13 basis point improvement from 3.27 percent in the fourth quarter of 2005. The improvements were primarily the result of the previously disclosed October 2005 balance sheet repositioning and improved pricing discipline. Net interest income on a tax equivalent basis increased to $32.7 million, representing a $1.5 million, or 5 percent, increase over the first quarter of 2005, and a $0.1 million increase over the fourth quarter of 2005 despite two fewer calendar days.

Compared to the first quarter of 2005, earning asset yields increased 121 basis points. This was driven by two factors. First, loan yields increased 111 basis points to 6.91 percent and securities yields increased 39 basis points to 4.31 percent. Second, the mix of higher yielding assets improved as a result of the balance sheet repositioning. The percentage of investment securities (which have lower yields than loans, on average) to total earning assets was reduced from 35 percent to 23 percent.
On the liability side of the balance sheet, the cost of interest bearing liabilities increased 102 basis points compared to the first quarter of 2005. This was comprised of a 94 basis point increase in interest bearing deposit costs to 2.83 percent while other borrowing costs increased 143 basis points to 4.25 percent. During this period, the Federal Reserve raised the rate at which banks can lend funds to each other (the Fed Funds rate) by 2.00 percent. Including non-interest bearing deposits, overall deposit costs were 2.41 percent in the first quarter of 2006. Also, as a result of the balance sheet repositioning, the percentage of higher-cost wholesale borrowings was reduced from 41 to 35 percent of total liabilities.
Compared to the fourth quarter of 2005, earning asset yields increased 36 basis points. This was driven by a 34 basis point increase in loan yields and a 15 basis point increase in securities yields as the benefits of a full quarter of the balance sheet repositioning were realized.
On the liability side of the balance sheet, interest-bearing liabilities only increased 25 basis points to 3.27 percent. This was primarily the result of a 47 basis point increase in other borrowing costs and 16 basis point increase in interest bearing deposit costs.
Noninterest Income Benefits From Greater Fee Revenue
Noninterest income increased $2.4 million, or 15 percent, to $18.2 million compared to the first quarter of 2005. This improvement was primarily due to a $0.8 million increase in insurance revenues, a $0.5 million increase in service charges and a $0.5 million increase in ATM, debit card and merchant income. Mortgage loan fees increased $0.4 million as the Corporation sold a majority of its current mortgage loan production, in contrast to the 2005 first quarter.
In addition, the Corporation realized gains of $0.5 million in its SBIC/Venture Capital portfolio, compared to a loss of ($0.1) million in the first quarter of 2005. Property sale gains of $0.1 million were recognized in the first quarter of 2006 compared to $0.6 million in the first quarter of 2005.
Presence in Raleigh Expands
On February 13, 2006, First Charter opened three additional financial centers in Raleigh, offering a full suite of financial services to individuals, small and middle-market businesses. Including the initial financial center that opened in October 2005, First Charter now has four financial centers in the Raleigh market. The expenses associated with the Raleigh initiative are front-end loaded and will be ahead of revenues during 2006.
“We are extremely pleased with the quality of our team in Raleigh and the reception we’ve experienced in the market. While this represents a significant investment in First Charter’s future, we are very optimistic based on our results thus far,” James commented.

Overall, Raleigh-related expenses were $1.2 million versus revenues of $0.2 million in the first quarter of 2006. This negatively impacted EPS by 2.1 cents during the quarter. During the quarter, total loans in Raleigh grew $16.4 million to $42.1 million and deposits totaled $3.4 million.
Noninterest Expense Impacted by Raleigh Initiative and Personnel Costs
Noninterest expense increased $2.6 million to $31.5 million compared to the first quarter of 2005. Of this, $1.3 million is attributable to expenses related to First Charter’s Raleigh investments and a recent de novo branch in South Charlotte.
Salaries and employee benefits increased $2.1 million compared to the first quarter of 2005, of which $0.8 million is due to additional personnel related to the Raleigh market expansion and the Charlotte de novo branch. Expenses associated with equity-based compensation (FAS 123R) totaled $0.5 million, while increased commission-based compensation, and higher medical costs contributed $0.5 million toward the increase. In addition, occupancy and equipment expense increased $0.4 million due to additional financial center lease and depreciation costs, of which $0.3 million were related to additional Raleigh financial centers and the Charlotte de novo branch.
Marketing costs are $0.2 million above the first quarter 2005 level primarily as First Charter increased its Marketing budget to support the Raleigh market entry and other initiatives.
Strong Credit Quality
Credit quality continues to be very strong with net charge-offs only 0.10 percent of average total loans in the first quarter of 2006 compared to 0.21 percent in the same quarter a year ago.
Nonperforming assets totaled $15.3 million at March 31, 2006, representing a $1.6 million decrease from a year ago and a $0.6 million decrease from December 31, 2005. Nonperforming assets as a percentage of total loans and other real estate owned decreased to 0.51 percent at March 31, 2006 compared to 0.62 percent at March 31, 2005 and 0.54 percent at December 31, 2005.
The allowance for loan losses as a percent of total loans was 0.98 percent at March 31, 2006, the same as the previous quarter and a decrease from 1.02 percent in the same quarter a year ago. The provision for loan losses was $1.5 million for the three months ended March 31, 2006 compared to $1.9 million for the same year ago period. The lower allowance for loan loss ratio and the reduction in the provision expense are related to the Corporation’s improved credit quality trends.
Customer Satisfaction Scores Reach Record Level
First Charter is pleased to report that a record 86 percent of clients surveyed in the 2006 first quarter rated their experience with First Charter as “Very Satisfied”. This is up from 84 percent in the fourth quarter of 2005 and 85 percent in the year-ago quarter. Each quarter, dating back to first quarter of 2001, First Charter has had an independent third party survey a sample of its clients and provide feedback about their interactions with First Charter. “Delivering exceptional service to our customers is at the heart of our Community Banking model,” says Bob James. “We do not settle for Satisfied customers. We want Very Satisfied customers as they tend to be more loyal, consolidate their accounts with us, and recommend us to their friends.”

Conference Call
The First Charter executive management team will be available via telephone conference to discuss the contents of this press release on Tuesday, April 25, 2006 at 10:00 a.m. EDT. Slides designed to accompany the presentation will be available after 6:00 p.m. EDT on Monday, April 24, 2006 on the Corporation’s web site, www.firstcharter.com. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants
	800-379-3953	706-679-5254
Live Conference Call	ID # 7691533	ID # 7691533

	www.FirstCharter.com	www.FirstCharter.com
Internet Live and	“Investor Relations” section	“Investor Relations” section
Replay	SHOW # 295638	SHOW # 295638

	800-642-1687	706-645-9291
Audio Replay	ID # 7691533	ID # 7691533
Corporate Profile
First Charter Corporation is a regional financial services company with assets of $4.3 billion and is the holding company for First Charter Bank. First Charter operates 58 financial centers, four insurance offices and 139 ATMs located throughout North Carolina. First Charter also operates loan origination offices in Asheville, North Carolina and Reston, Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter may be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.
Forward Looking Statements
This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward- looking statements, and which may be beyond the Corporation’s control, include, among others, the following possibilities: (1) projected results in connection with management’s implementation of, or changes in, the Corporation’s business plan and strategic initiatives, including the recent balance sheet initiatives, are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions, including deposit attrition, customer retention and revenue loss, or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment, or interest rate policies of the Board of Governors of the Federal Reserve System, may reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto, including changes in accounting standards, may adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation; (11) the Corporation’s competitors may have greater financial resources and may develop products that enable them to compete more successfully in the markets in which it operates; and (12) changes in the securities markets, including changes in interest rates, may adversely affect the Corporation’s ability to raise capital from time to time.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	3/31/2006	3/31/2005	Amount	Percentage

BALANCE SHEET
ASSETS:
Cash and due from banks	$95,382	$110,745	$(15,363)	(13.9)%
Federal funds sold	2,706	1,951	755	38.7
Interest earning bank deposits	3,745	5,507	(1,762)	(32.0)
Securities available for sale	900,424	1,440,494	(540,070)	(37.5)
Loans held for sale	8,719	6,006	2,713	45.2
Loans
Commercial Real Estate	820,318	774,088	46,230	6.0
Commercial Non Real Estate	213,338	210,990	2,348	1.1
Construction	583,288	347,877	235,411	67.7
Mortgage	565,166	582,893	(17,727)	(3.0)
Consumer	355,636	310,690	44,946	14.5
Home equity	473,342	477,884	(4,542)	(1.0)

Total loans	3,011,088	2,704,422	306,666	11.3
Less: Unearned income	(125)	(232)	107	(46.1)
Allowance for loan losses	(29,505)	(27,483)	(2,022)	7.4

Loans, net	2,981,458	2,676,707	304,751	11.4

Other assets	290,922	271,643	19,279	7.1

Total assets	$4,283,356	$4,513,053	$(229,697)	(5.1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$422,184	$402,986	$19,198	4.8%
Interest checking and savings	500,392	472,063	28,329	6.0
Money market deposits	587,516	455,870	131,646	28.9
Retail certificates of deposit	877,769	971,199	(93,430)	(9.6)
Wholesale certificates of deposit	412,485	400,590	11,895	3.0

Total deposits	2,800,346	2,702,708	97,638	3.6
Other borrowings
Retail other borrowings	121,740	115,836	5,904	5.1
Wholesale short-term other borrowings	339,201	577,288	(238,087)	(41.2)
Wholesale long-term other borrowings	642,843	758,632	(115,789)	(15.3)

Total other borrowings	1,103,784	1,451,756	(347,972)	(24.0)
Other liabilities	45,599	46,335	(736)	(1.6)

Total liabilities	3,949,729	4,200,799	(251,070)	(6.0)

Total shareholders’ equity	333,627	312,254	21,373	6.8

Total liabilities and shareholders’ equity	$4,283,356	$4,513,053	$(229,697)	(5.1)%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,945,908	$2,551,876	$394,032	15.4%
Securities	914,759	1,560,874	(646,115)	(41.4)
Interest earning assets	3,868,518	4,122,175	(253,657)	(6.2)
Assets	4,203,273	4,439,768	(236,495)	(5.3)
Noninterest bearing deposits	412,720	372,861	39,859	10.7
Interest checking and savings	476,275	459,101	17,174	3.7
Money market deposits	575,601	471,955	103,646	22.0
Retail certificates of deposit	894,059	969,822	(75,763)	(7.8)
Wholesale certificates of deposit	426,977	356,057	70,920	19.9
Deposits	2,785,633	2,629,795	155,838	5.9
Other borrowings	1,049,529	1,443,909	(394,380)	(27.3)
Interest bearing liabilities	3,422,441	3,700,843	(278,402)	(7.5)
Shareholders’ equity	328,763	316,476	12,287	3.9

	As of / For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$25.74	$26.66	$25.73	$23.34	$25.74
Low	22.33	22.34	22.25	20.85	22.33
End of period	24.70	23.66	24.48	21.97	22.59
Book Value	10.77	10.53	10.82	10.73	10.31
Tangible Book Value	10.04	9.79	10.08	9.99	9.56
Market Capitalization	765,059,628	727,235,906	749,010,521	670,822,115	683,929,554
Weighted average shares — basic	30,859,461	30,678,743	30,575,440	30,409,307	30,234,683
Weighted average shares — diluted	31,153,338	30,678,743	30,891,887	30,679,636	30,630,601
End of period shares outstanding	30,974,074	30,736,936	30,596,835	30,533,551	30,275,766

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

BALANCE SHEET
ASSETS:
Cash and due from banks	$95,382	$119,080	$123,489	$104,886	$110,745
Federal funds sold	2,706	2,474	1,997	2,250	1,951
Interest earning bank deposits	3,745	3,998	5,885	3,167	5,507
Securities available for sale	900,424	899,111	1,374,163	1,412,885	1,440,494
Loans held for sale	8,719	6,447	7,309	8,159	6,006
Loans
Commercial Real Estate	820,318	780,597	795,362	785,718	774,088
Commercial Non Real Estate	213,338	233,409	227,762	219,029	210,990
Construction	583,288	517,392	484,911	444,125	347,877
Mortgage	565,166	573,007	582,673	581,257	582,893
Consumer	355,636	358,592	346,772	328,163	310,690
Home equity	473,342	482,921	492,881	500,080	477,884

Total loans	3,011,088	2,945,918	2,930,361	2,858,372	2,704,422
Less: Unearned income	(125)	(173)	(216)	(213)	(232)
Allowance for loan losses	(29,505)	(28,725)	(29,788)	(29,032)	(27,483)

Loans, net	2,981,458	2,917,020	2,900,357	2,829,127	2,676,707

Other assets	290,922	284,290	286,522	272,762	271,643

Total assets	$4,283,356	$4,232,420	$4,699,722	$4,633,236	$4,513,053

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$422,184	$429,758	$420,531	$406,982	$402,986
Interest checking and savings	500,392	488,115	481,293	475,643	472,063
Money market deposits	587,516	559,865	580,312	440,117	455,870
Retail certificates of deposit	877,769	916,569	938,871	994,671	971,199
Wholesale certificates of deposit	412,485	405,172	451,986	433,972	400,590

Total deposits	2,800,346	2,799,479	2,872,993	2,751,385	2,702,708
Other borrowings
Retail other borrowings	121,740	170,094	116,562	118,557	115,836
Wholesale short-term other borrowings	339,201	340,620	502,821	637,445	577,288
Wholesale long-term other borrowings	642,843	557,859	819,005	747,320	758,632

Total other borrowings	1,103,784	1,068,573	1,438,388	1,503,322	1,451,756
Other liabilities	45,599	40,772	57,296	50,831	46,335

Total liabilities	3,949,729	3,908,824	4,368,677	4,305,538	4,200,799

Total shareholders’ equity	333,627	323,596	331,045	327,698	312,254

Total liabilities and shareholders’ equity	$4,283,356	$4,232,420	$4,699,722	$4,633,236	$4,513,053

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,945,908	$2,932,195	$2,904,954	$2,788,438	$2,551,876
Securities	914,759	1,028,477	1,420,033	1,441,853	1,560,874
Interest earning assets	3,868,518	3,969,620	4,331,780	4,236,232	4,122,175
Assets	4,203,273	4,303,821	4,665,301	4,543,846	4,439,768
Noninterest bearing deposits	412,720	424,118	417,013	387,898	372,861
Interest checking and savings	476,275	469,594	469,283	469,752	459,101
Money market deposits	575,601	581,324	495,401	438,065	471,955
Retail certificates of deposit	894,059	930,395	993,352	981,600	969,822
Wholesale certificates of deposit	426,977	433,135	437,116	412,075	356,057
Deposits	2,785,633	2,838,566	2,812,165	2,689,390	2,629,795
Other borrowings	1,049,529	1,099,350	1,471,482	1,491,636	1,443,909
Interest bearing liabilities	3,422,441	3,513,797	3,866,634	3,793,128	3,700,843
Shareholders’ equity	328,763	323,753	328,115	320,412	316,476

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	3/31/2006	3/31/2005	Amount	Percentage

INCOME STATEMENT
Interest income — taxable equivalent	$60,233	$51,857	$8,376	16.2%
Interest expense	27,556	20,708	6,848	33.1

Net interest income — taxable equivalent	32,677	31,149	1,528	4.9
Less: taxable equivalent adjustment	587	575	12	2.1

Net interest income	32,090	30,574	1,516	5.0
Provision for loan losses	1,519	1,900	(381)	(20.1)

Net interest income after provision for loan losses	30,571	28,674	1,897	6.6
Noninterest income	18,241	15,814	2,427	15.3
Noninterest expense	31,512	28,869	2,643	9.2

Income before income taxes	17,300	15,619	1,681	10.8
Income tax expense	5,856	5,310	546	10.3

Net income	$11,444	$10,309	$1,135	11.0%

EARNINGS PER SHARE DATA
Basic	$0.37	$0.34	$0.03	8.8%
Diluted	0.37	0.34	0.03	8.8
Weighted average shares — basic	30,859,461	30,234,683
Weighted average shares — diluted	31,153,338	30,630,601
Dividends paid on common shares	$0.190	$0.190	$—	—%

PERFORMANCE RATIOS
Return on average assets	1.10%	0.94%
Return on average equity	14.12	13.21
Efficiency — taxable equivalent (*)	61.89	61.41

	For the Three Months Ended
	3/31/2006	3/31/2005

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Loss on sale of securities	$—	$(49)
Equity method investment gain (loss)	545	(58)
Gain on sale of properties	81	529
Noninterest expense
Separation agreement	—	1,010
Financial management charge	—	166

Notes:	Applicable ratios are annualized.
* — Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$50,306	$48,505	$45,941	$42.016	$36,499
Interest on securities	9,852	10,646	13,660	14,145	15,306
Other interest income	75	80	53	38	52

Total interest income — taxable equivalent	60,233	59,231	59,654	56,199	51,857

Interest expense
Interest on deposits	16,562	16,245	14,487	12,210	10,514
Other interest expense	10,994	10,465	13,503	12,104	10,194

Total interest expense	27,556	26,710	27,990	24,314	20,708

Net interest income — taxable equivalent	32,677	32,521	31,664	31,885	31,149
Less: Taxable equivalent adjustment	587	592	574	595	575

Net interest income	32,090	31,929	31,090	31,290	30,574
Provision for loan losses	1,519	1,795	2,770	2,878	1,900

Net interest income after provision for loan losses	30,571	30,134	28,320	28,412	28,674

Noninterest income
Service charges on deposit accounts	6,698	7,191	7,321	7,061	6,236
Wealth management income	1,664	1,366	1,358	1,596	1,580
(Loss) gain on sale of securities	—	(16,671)	12	18	(49)
Gain (loss) from equity method investments	545	(68)	29	(174)	(58)
Mortgage loan fees	808	789	873	817	394
Brokerage services income	711	636	888	793	802
Insurance services income	4,290	2,953	2,796	3,099	3,512
Bank owned life insurance	827	859	863	1,762	827
Gain on sale of properties	81	571	566	188	529
ATM & merchant income	1,898	1,810	1,723	1,719	1,450
Other noninterest income	719	603	614	438	591

Total noninterest income	18,241	39	17,043	17,317	15,814

Noninterest expense
Salaries and employee benefits	17,693	16,217	15,901	15,908	15,569
Occupancy and equipment	4,770	3,395	4,344	4,687	4,381
Data processing	1,453	1,412	1,310	1,333	1,321
Marketing	1,288	1,447	1,076	1,065	1,080
Postage and supplies	1,231	1,172	1,092	1,187	1,208
Professional services	1,950	2,299	2,064	1,984	1,913
Telephone	579	578	537	551	528
Amortization of intangibles	150	152	129	126	131
Debt extinguishment expense	—	6,884	—	—	—
Derivative termination costs	—	7,770	—	—	—
Other noninterest expense	2,398	2,720	2,490	2,523	2,738

Total noninterest expense	31,512	44,046	28,943	29,364	28,869

Income before taxes	17,300	(13,873)	16,420	16,365	15,619
Income tax expense	5,856	(5,543)	4,368	5,085	5,310

Net income	$11,444	$(8,330)	$12,052	$11,280	$10,309

EARNINGS PER SHARE DATA
Basic	$0.37	$(0.27)	$0.39	$0.37	$0.34
Diluted	0.37	(0.27)	0.39	0.37	0.34
Dividends paid on common shares	0.190	0.190	0.190	0.190	0.190

PERFORMANCE RATIOS
Return on average assets	1.10%	(0.77)%	1.02%	1.00%	0.94%
Return on average equity	14.12	(10.21)	14.57	14.12	13.21
Efficiency — taxable equivalent (*)	61.89	59.70	59.44	59.70	61.41
Noninterest income as a percentage of total income	36.24	0.12	35.41	35.63	34.09
Equity as a percentage of total assets	7.79	7.65	7.04	7.07	6.92
Tangible equity as a percentage of total assets	7.26	7.10	6.58	6.58	6.41
Tier 1 Capital to Risk Adjusted Assets	11.22	11.20	11.37	10.70	9.89
Total Capital to Risk Adjusted Assets	12.08	12.06	12.25	11.58	10.78

	As of / For the Quarter Ended
	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
(Loss) gain on sale of securities	$—	$(16,671)	$12	$18	$(49)
Equity method investment gain (loss)	545	(68)	29	(174)	(58)
Gain on sale of properties	81	571	566	188	529
Bank owned life insurance payment	—	—	—	925	—
Noninterest expense
Employee benefit plan modification	—	—	—	1,079	—
Separation agreement	—	—	—	—	1,010
Financial management charge	—	—	—	—	166
Fixed asset adjustment	—	(1,386)	—	—	—
Prepayment costs on borrowings	—	6,884	—	—	—
Derivative termination costs	—	7,770	—	—	—

Notes:	Applicable ratios are annualized.
* — Noninterest expense less debt extinguishment expense and derivative termination costs divided by the sum of taxable equivalent net interest income plus noninterest income less (loss) gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ: FCTR)

As of / For the Quarter Ended
(Dollars in thousands, except per share data)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$28,725	$29,788	$29,032	$27,483	$26,872
Provision for loan losses	1,519	1,795	2,770	2,878	1,900
Charge-offs	(1,229)	(3,021)	(2,197)	(1,516)	(1,918)
Recoveries	490	163	183	187	629

Net charge-offs	(739)	(2,858)	(2,014)	(1,329)	(1,289)

Ending balance	$29,505	$28,725	$29,788	$29,032	$27,483

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$9,211	$10,811	$7,071	$9,858	$9,282
Other real estate	6,072	5,124	6,079	6,390	7,648

Total nonperforming assets	15,283	15,935	13,150	16,248	16,930

Loans 90 days or more past due accruing interest	—	—	—	—	—

Total	$15,283	$15,935	$13,150	$16,248	$16,930

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.31%	0.37%	0.24%	0.34%	0.34%
Nonperforming assets as a percentage of total assets	0.36	0.38	0.28	0.35	0.38
Nonperforming assets as a percentage of total loans and other real estate	0.51	0.54	0.45	0.57	0.62
Net charge-offs as a percentage of average loans (annualized)	0.10	0.39	0.28	0.19	0.21
Allowance for loan losses as a percentage of loans	0.98	0.98	1.02	1.02	1.02
Ratio of allowance for loan losses to:
Net charge-offs (annualized)	9.84	x	2.53	x	3.73	x	5.45	x	5.26x
Nonaccrual loans	3.20	2.66	4.21	2.95	2.96

As of / For the Three Months Ended	Increase (Decrease)
3/31/2006	3/31/2005	Amount	Percentage

Allowance for Loan Losses
Beginning balance	$28,725	$26,872	$1,853	6.9%
Provision for loan losses	1,519	1,900	(381)	(20.1)
Charge-offs	(1,229)	(1,918)	(689)	(35.9)
Recoveries	490	629	(139)	(22.1)

Net charge-offs	(739)	(1,289)	(550)	(42.7)

Ending balance	$29,505	$27,483	$2,022	7.4%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans	0.10%	0.21%
Ratio of allowance for loan losses to net charge-offs	9.84x	5.26x

For the Quarter Ended
3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

ANNUALIZED INTEREST YIELDS / RATES (*)
Interest income:
Yield on loans and loans held for sale	6.91%	6.57%	6.28%	6.04%	5.80%
Yield on securities	4.31	4.16	3.84	3.92	3.92

Yield on interest earning assets	6.29	5.93	5.48	5.32	5.08

Interest expense:
Cost of interest bearing deposits	2.83	2.67	2.40	2.13	1.89
Other borrowings
Cost of retail borrowings	2.44	1.88	1.80	1.46	1.10
Cost of wholesale borrowings	4.50	3.99	3.82	3.40	2.98

Cost of total borrowings	4.25	3.78	3.64	3.21	2.82

Cost of interest bearing liabilities	3.27	3.02	2.87	2.55	2.25

Interest rate spread	3.02	2.91	2.61	2.77	2.83

Net yield on earning assets	3.40%	3.27%	2.92%	3.03%	3.06%

Notes:	Applicable ratios are annualized. (*) — Excludes loans held for sale.